Exhibit 10.1

EK B: VADELİ KREDİ SÖZLEŞMESİ

İşbu Vadeli Kredi Sözleşmesi (“Ek Sözleşme”), 31/08/2016 tarihli ve Kİ2-00000411 numaralı Genel Kredi Sözleşmesi (“GKS”) ve diğer Finansman Belgelerine ek olarak, Banka ile TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD.MERKEZİ AVUSTRALYA TÜRKİYE ANKARA ŞUBESİ (“Kredi Alan”) arasında aşağıdaki şartlar dahilinde 28/05/2018 tarihinde imzalanmışur.

Taraflar, aşağıda belirtilen hususların Finansman Belgelerinde belirlenen hususlar ile birlikte aynen ve eksiksiz olarak uygulanacağı, işbu Ek Sözleşmenin GKS’nin ayrilmaz bir parçası olduğu hususunda mutabiktrılar. İşbu Ek Sözleşmede yer almayan hususlarda GKS hükümleri geçerli olacaktur.

1.   KREDİ’YE İLİŞKİN ESASLAR

1.1  Kredi’nin Limiti/Para Cinsi: 10.000.000.00 USD (Yalnız/Onmilyon USDollars) Döviz Kredisi

1.2  Vadesi: Kredi vadesi toplam 19 (OnDokuz) aydır. Kredinin geri ödenmesine ilişkin ödeme planı işbu Ek Sözleşme’nin ekinde (“Ödeme Planı”) yer aldığı gibidir.

1.3  Faiz Oranı: GKS’nin 2.05. maddesinde yer alan kredi faizi, yıllık % 7,25 (yüzde Yedi virgül Yirmi Beş) olarak belirlenmiştir.

1.4  Erken Geri Ödeme: İşbu Ek Sözleşme kapsamında kullanılan Kredi’nin GKS’nin 2.08. maddesi kapsamında tamamının veya bir kısmının Kredi Alanın özkaynakları ile erken geri ödenmesi durumunda. Kredi Alan, kalan Kredi anapara tutarı üzerinden %0.5 (yüzde sıfır virgül beş) oranında, Kredinin diğer finansal kuruluşlar aracılığı ile erken geri ödenmesi durumunda. Kredi Alan Kalan kredi tutarı üzerinden yıllık %2 (Yüzde iki) erken geri ödeme komisyonunu Bankaya ödeyecektir.

1.5  Kredi Kullanım Amacı: İşletme Sermayesi Finansmanı ve Yatırım Harcamaları.

ANNEX B: TERM CREDIT CONTRACT

This Term Credit Contract (“Supplementary Contract”), was signed in addition to the General Credit Agreement (“GCA”) dated 31/08/2016 and numbered Kİ2-00000411 and other Financing Documents, Between the Bank and TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD.MERKEZİ AVUSTRALYA TÜRKİYE ANKARA ŞUBESİ(“Borrower”) under the conditions below on 28/05/2018.

The parties agree that the following provisions are an integral part of the GCA of this Supplementary Contract, which shall apply exactly and in full with the particulars specified in the Financing Documents. The provisions of GCA shall apply in respect of particulars not included in the Supplementary Contract.

1.   PRINCIPLES RELATED TO THE CREDIT

1.1  Credit Limit/Currency: USD 10.000.000.00 USD (Ten Million US Dollars)

1.2  Maturity: The maturity of the credit is 19 (nineteen) months. The payment plan for the repayment of the credit is as shown in Supplementary Contract’s annex (“Payment Plan”).

1.3  Interest rate: The interest rate on the credit is %7.25 (Seven point Twenty-Five) per year as mentioned in GCA article 2.05.

1.4  Early Payment: In the event that all or a part of the Credit used within the scope of the Supplementary Contract is paid early within the context of the article 2.08 of the GCA,   with the Borrower’s own funds, the Borrower will pay 0.5% (five per mil) per year of the remaining Credit capital; in case the credit is paid early by other financial institutions, the Borrower will pay 2% (two percent) per year of the remaining credit amount as an early payment penalty.

1.5  Credit Utilizantion Purpose: Operating Capital Financing and Investment Expenditures.

2.   NAKİT AKIŞI VE ÖDEMELER

Grup (Transatlantic Exploration Mediterranean ĺnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Amity Oil İnternational Pty Limited Merkezi Avustralya Türkiye Ankara Şubesi. Talon Exploration Ltd.- (Merkezi Bahama Adalari) Türkiye Ankara Şubesi. DMLP Ltd Merkezi Bahama Adaları Türkiye Ankara Şubesi. Transatlantic Turkey Limited Şirketi-Türkiye Ankara Şubesi). kredi ilişkisinin devamı boyunca, tüm faaliyetlerinden kaynaklanan nakit akışlarının, işlem hacminin ve Kredi geri ödemelerinin aşağıda belirtilen şekilde Bankadaki hesaplari aracılığı ile gerçekleştirileceğini, bu hususun Banka tarafından Krediye ilişkin detayların belirlenmesinde ve Kredinin devamlılığının sağlanmasında esaslı bir unsur teşkil ettiğini bildiğini kabul ve taahhüt eder. Bu doğrultuda

Kredi Alan,

i.    EFT, POS, havale, çek, doğrudan borçlandırma sistemi, nakit, fatura, ihracat, kredi kartı, SGK, vergi ve diğer yollar ile gerçekleştirdiği tüm Türk lirası ve döviz cinsi ile yapılacak tahsilatların ve/veya ödemelerin tamamının Bankadaki hesaplara yapılacağını ve tahsilatlarda ve/veya ödemelerde Bankanın nakit yönetimi tahsilat ve ödeme sistemlerinin kullanılacağını,

ii.   Herhangi bir ek talepte bulunmadan veya şart ileri sürmeden. istihdam ettiği/edeceği tüm personelin maaş ödemesi işlemlerini Banka aracılığıyla ve promosyonsuz gerçekleştireceğini,

iii.  Sigorta işlemlerinin (Hayat Dışı, Hayat ve Ferdi Kaza) ve Bireysel Emeklilik işlemlerinin tamamını, en iyi gayret bazında Bankanın acenteliğini yapmakta olduğu sigorta ve emeklilik şirket(ler)i aracılığı ile gerçekleştireceğini,

iv.  Türev ve hazine işlemlerini en iyi gayret bazında öncelikle Banka aracılığı ile gerçekleştireceğini,

v.   Leasing işlemlerini öncelikle ve en iyi gayret bazında Deniz Finansal Kiralama A.Ş. aracılığı ile gerçekleştireceğini,

vi.  Faktoring işlemlerini öncelikle ve en iyi gayret bazında Deniz Faktoring A.Ş. aracılığı ile gerçekleştireceğini,

kabul, beyan ve taahhüt eder.

2   CASH FLOW AND PAYMENTS

The Group, (Transatlantic Exploration Mediterranean International Pty Ltd. Incorporated in Australia Turkey Ankara Branch. Amity Oil International Pty Limited Incorporated in Australia Turkey Ankara Branch, Talon Exploration Ltd.-(Incorporated in Bahamas Turkey Ankara Branch. DMLP Ltd Incorporated in Bahamas Turkey Ankara Branch. Transatlantic Turkey Ltd. Şti. -Turkey Ankara Branch) during the course of the credit relationship, acknowledges and undertakes that the cash flows arising from all of its activities, transaction volume and Credit repayments are realized through the accounts of the Bank as described below and these constitute a substantial element in determining the details of the Credit by the Bank and in ensuring the continuity of the Credit. With this direction, The Borrower. acknowledges and undertakes that,

i.    All collections and/or payments to be made in Turkish Liras and other currencies via EFT, POS, wire transfer, check, direct debiting system, cash, invoice, export, credit card, SGK, tax and other ways to be made via the accounts within the Bank and Bank’s cash management collection and payment systems will be used in collections and / or payments,

ii.   Without any additional requirement or without a condition, all the salary payments of the personnel employed/will be employed will be made by the Bank without promotion.

iii.  All insurance transactions (Non-Life, Life and Personal Accident) and Individual Pension transactions will be carried out through insurance and pension company/companies, which are the Bank’s agent on the best effort basis,

iv.  Derivative and treasury transactions will be carried out primarily through the Bank on the best effort basis,

v.   Leasing transactions will be carried out by Deniz Finansal Kiralama A.Ş. primarily and on the best effort basis,

vi.  Factoring transactions will be carried out by Deniz Faktoring A.Ş. primarily and on the best effort basis,

2.1  Yukarıda sayılan bankacılık hizmetleri kapsamında Banka tarafından gerçekleştirilecek olan havale, EFT, para transferi, repo, mevduat, döviz tevdiat, TL/YP teminat mektubu, akreditif, SWIFT mesajı, vesaik/mal mukabili ithalat, peşin ithalat, vesaik/mal mukabili ihracat, peşin ihracat, kabul kredisi, çek ve senet tahsili, döviz alım satım, çek/senet tahsil işlemleri ve bunlarla sınırlı olmaksızın ilgili her türlü işlem masraf, ücret ve komisyon tarifesi Banka tarafından Kredi Alana işbu Sözleşmenin imzasından itibaren 1 (ay) içinde ve her halükarda ilk işlem tarihine kadar bildirilecek olup, Banka tarafından herhangi bir bildirimde bulunulmaması durumunda Bankanın cari masraf, ücret ve komisyon tarifesi geçerli olacaktır.

2.2  Kredi Alan, mevcut limitleri kapsamında bulunan her türlü kredili bankacılık işlemi ile ilgili taleplerini öncelikli olarak Bankaya ileteceğini, Bankanın bu işlemi yapmayı kabul etmemesi halinde diğer kuruluşlara başvuracağını kabul, beyan ve taahhüt eder.

Banka, Kredi ilişkisinin devamı boyunca, her cari yılsonunda işbu 2. madde hükümlerinin yerine getirilip getirilmediğini kontrol edecektir.

Kredi Alan’ın, işbu madde hükümlerini ihlal etmesi halinde ve Banka tarafından yazılı bildirim yapılarak en iyi gayret çerçevesinde madde konusu hükümlerin yerine getirilmesi talep edilecektir. Kredi Alan da bu hususta en iyi gayret çerçevesinde madde hükümlerinin yerine getirilmesi hususunda azami gayret göstrecektir.

3.   TAAHHÜTLER

3.1  Kredi alan, Bankanın yazılı ön izni olmadan aktifleri, gelirleri ya da mal varlığının tamamı ya da herhangi bir bölümü ile ilgili veya bunlar üzerinde herhangi bir takyidat veya sınırlama yaratmayacağını taahhüt eder. Kredi alan, Bankanın yazılı ön izni olmadan hiç kimse lehine açık veya zımni kefil olamayacak ( işbu kredinin teminatı olarak verilen kefaletnameler hariç olmak üzere) veya garanti vermeyecektir.

3.2  “Kredi alan, Bankamız nezdindeki kredilerinin teminatını teşkil etmek üzere Bankamız adma alınmış olan doğmuş/doğacak alacak. temliki bakiyesinin. güncel toplam risk bakiyesini altına düşürmeyeceğini taahhüt eder. Bu sebeple Alacak Temliği bakiyesi güncel toplam risk bakiyesini  %10 fazlasına ulaşması durumundu en geç l ay içinde yeni doğmuş/doğacak alacak. temliki sözleşmesi imzalayacağını Kabul ve taahhüt eder.”

2.1  All wire transfer, EFT, money transfer, repo, deposit, currency account, guarantee letters in TL/foreign currency, letter of credit, SWIFT message, imports CAG/CAD, cash import, acceptance credit, check and bill collections, currency buying/selling, check/bill collection transactions within the context of the aforementioned banking services that will be performed by the Bank and not limited with the above, a tariff for all kinds of transaction charges, fees and commission shall be notified by the Bank within 1 (month) from the date of signature of this Contract and by the first transaction date in any case and where there is no further notification by the Bank, the charges, fees and commission tariff will be applicable.

2.2  The Borrower accepts, declares and undertakes that it will forward the requests related to all kinds of credit related banking transactions within the current limits to the Bank, and where the Bank does not accept this transaction, it will apply to other institutions.

During the course of the Credit relationship, the Bank will check whether the provisions of Article 2 have been fulfilled at the end of each current year.

In the event of a violation of the provisions of this Article, the Bank will notified in writing and shall request compatibility with the provisions of the article on the best effort basis. The Borrower will also make the utmost effort to fulfil the provisions of the article on the best effort basis in this respect.

3.   COMMITMENTS

3.1  The borrower undertakes that the it will not create any encumbrance or limitations on all or a part of its own assets, revenues or properties without the prior written consent of the Bank. The borrower shall not give guarantees or sureties (except for sureties issued as the collateral for this credit) without the prior written consent of the Bank.

3.2  The borrower undertakes that it will not let the assignment of past/future receivable balance on behalf of our Bank to constitute the collateral of the credits in our Bank fall below its current above its current risk balance in total. it agrees and undertakes to sign the assignment of past/future receivables agreement that arose within l month.

3.3  Kredi alan, Bankanın yazılı ön izni olmadan, malvarlığında azalmaya yol açacak faaliyetlerini engelleyecek, imkansız kılacak veya Esaslı Olumsuz Etki yaratacak şekilde varlıklarının veya gelirlerinin herhangi bir bölümünü veya tamamını satmayacak ve satılmasına müsaade etmeyecek, devretmeyecek veya bunlar üzerinde başka şekilde tasarrufta bulunmayacaktır.

3.4  Kredi alan, Bankanın yazılı ön izni olmadan, gerek yurt içi gerekse de yurtdışındaki finansal kurum ve/veya kuruluşlara borçlanamayacağım veya lehlerine teminat vermeyeceğini ve Grup firmalarının da (Transatlantic Exploration Mediterranean lnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Petrogas Petrol Gaz ve Petrokimya Ürünleri Inşaat Sanayi ve Ticaret Anonim Şirketi, Amity Oil İnternational Pty Limited Merkezi Avustralya Türkiye Ankara Şubesi. Talon Exploration Ltd.-(Merkezi Bahama Adalari) Türkiye Ankara Şubesi, DMLP Ltd Merkezi Bahama Adalari Türkiye Ankara Şubesi, Transatlantic Turkey Limited Şirketi-Türkiye Ankara Şubesi) gerek yurtiçindeki gerekse de yurtdışındaki finansal kurum ve/veya kuruluşlara borçlanmayacağını kabul ve taahhüt eder.

3.5  Kredi alan, Bankanın yazılı ön izni olmadan, ortaklık yapısında doğrudan veya dolaylı herhangi bir kontrol değişiklik meydana gelmeyeceğini kabul ve taahhüt eder. İş bu madde kapsamında ‘‘Kontrol” herhangi bir Kişinin,

(i)   Sermayesinin %50 sinden (yüzdeelli) fazlasına doğrudan veya dolaylı olarak sahip olmasını; veya

(ii)  Yukarıda (i) bendinde sayılan koşul aranmaksızın imtiyazlı hisseler. oy anlaşmaları veya sair surette oy hakkının çoğunluğunu elinde bulundurmasını: veya

(iii) Yukarı (i) bendinde sayılan koşul aranmaksızın herhangi bir suretle yönetim kurulu üyelerinin karara esas çoğunluğunu atayabilme ya da görev alma gücünü elinde bulundurmasını ifade eder.

3.3  The borrower will not engage in activities or will not sell or will not permit the sale of any or all of its assets or revenues in such that would lead to a reduction, preclusion or in a way as to create an Essential Negative Impact and will not transfer or otherwise dispose on these without the Bank’s written prior consent.

3.4  The borrower acknowledges and undertakes that it shall not borrow from domestic or international financial institutions or give collateral in their favour and the Group companies (Transatlantic Exploration Mediterranean lnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Petrogas Petrol Gaz ve Petrokimya Ürünleri Inşaat Sanayi ve Ticaret Anonim Şirketi.Amity Oil international Pt Limited Merkezi Avustralya Türkiye Ankara Şubesi, Talon Exploration Ltd.-(Merkezi Bahama Adalari) Türkiye Ankara Şubesi, DMLP Ltd Merkezi Bahama Adalari Türkiye Ankara Şubesi, Transatlantic Turkey Limited Sirketi-Türkiye Ankara Şubesi) shall not incur any debt to domestic or international financial institutions without the prior written consent of the Bank.

3.5  The borrower acknowledges and undertakes that no direct or indirect control change will occur within the partnership structure of the borrower without the prior written consent of the Bank. Within the context of this article, “Control” refers to any person,

(i)  Having direct or indirect ownership of more than 50% of the capital; or

(ii) (I) possessing the majority of privileged shares, voting rights, voting agreements or otherwise, irrespective of the circumstances set out the (i) item above; or

(iii) Possessing the authority to appoint or dismiss the decisive majority of the board members in any way irrespective of the circumstances set out the (i) item above.

3.6  Kredi alan, bankamıza ipotekli olan ve gruba ait Türkiye Cumhuriyeti sınırları içindeki diğer gayrimenkullerini yangın, deprem gibi doğabilecek rizikolara ve işbu Ek Sözleşmenin imzası tarihinden sonra ortaya çıkacak olan yeni risklerin teminat altına alınmasına ilişkin olarak Bankanın gerekli göreceği her türlü rizikolara karşı, Banka lehine sigortalayacak ve bu sigorta poliçelerine ve (varsa) daha önceden düzenlenen ve banka tarafindan uygun görülüp kabul edilen sigorta poliçeleri için düzenlenecek zeyilnamelere Bankayı dain-i mürtehin sıfatı olarak kaydettirecektir. Kredi alan yeni sigorta poliçelerini Bankanın uygun gördüğü şekil ve içerikte yaptıracak olup , (varsa) mevcut sigorta poliçelerini, Bankanın ilk yazılı talebi üzerine, Bankanın talep edeceği şekil ve içeriğe uygun hale getirecektir. Kredi alan, daha önceden düzenlenen ve Banka tarafından uygun görülüp kabul edilen sigorta poliçelerinin vadesinin bitiminde, Bankanın acenteliğini yapmakta olduğu sigorta şirket(ler)i aracılığı ile gerçekleştirmeyi en iyi gayret bazında kabul ve taahhüt eder.

3.7  Transatlantic Exploration Mediterranean İnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret Anonim Şirketi. Amity Oil İnternational Pty Limited Merkezi Avustralya Türkiye Ankara Şubesi, Talon Exploration Ltd.-(Merkezi Bahama Adalari) Türkiye Ankara Şubesi, DMLP Ltd Merkezi Bahama Adalari Türkiye Ankara Şubesi, Transatlantic Turkey Limited Şirketi-Türkiye Ankara Şubesi (‘‘Kredi Alan ile beraber müteselsil kefiller”) , Finansman Belgeleri ve işbu Ek Sözleşmeye konu kredinin Anapara, faiz ve tüm fer’ileri ile birlikte geri ödenmesini, Kredi Alan ile beraber müteselsil kefil olarak tekeffül edecekler ve bu maksatla eksik kefaletnamenin en geç işbu Ek Sözleşmenin imza tarihi itibariyle Kredi Alan ile beraber müteselsil kefiller tarafından imzalanmasını sağlamayı kabul ve taahhüt eder.

3.8  Kredi Alan, kendisi ve Grubun işbu Ek Sözleşmenin imzalanmasını takip eden 12 (oniki) aylık dönemde yapacagı Yeni Kuyu Sondajı yatırımlarının sonuçları ile ilgili Bankaya bildirimde bulunacagını Kabul ve taahhüt eder. Bildirimler, kuyu özellikleri, gerçekleşen yatırım miktarı, sondaj sonucunda herhangi bir üretim elde edilip edilmediği, üretim olması durumunda üretim projeksiyonu ve rezervler üzerindeki etkisi gibi Bankanın talep edeceği bilgileri içerecektir.

3 (üç) maddeden oluşan işbu Sözleşme Taraflar arasında 2 (iki) nüsha olarak tanzim ve imza olunmuştur.

3.6  The Borrower will insure all other real estate within the boundaries of the Republic of Turkey that are under mortgage by our bank and are owned by the group and other real estates against risks that may arise such as fire and earthquake and against any and all risks which the Bank may deem necessary in connection with the assurance of new risks arising after the date of signature of this Supplementary Contract in the favour of the bank and will add to these insurance policies and (if any) the pre-arranged insurance policies for the insurance policies deemed acceptable by the bank, the Bank shall be registered as the pledgee.The borrower will receive the new insurance policies in the form and content appropriate to the Bank and will change the current insurance policies (if any) on the first written request of the Bank to the form and content requested by the Bank. Upon the expiry of the insurance policies which were deemed acceptable by the Bank, the Borrower accepts and undertakes to realize these transactions on the best effort basis through the insurance company/companies that the Bank is acting as agent.

3.7  Transatlantic Exploration Mediterranean ĺnternational Pty Ltd Incorporated in Australia Turkey Ankara Branch, Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret Anonim Şirketi, Amity Oil İnternational Pty Limited Incorporated in Australia Turkey Ankara Branch, Talon Exploration Ltd.-(Incorporated in Bahamas) Turkey Ankara Branch, DMLP Ltd Incorporated in Bahamas Turkey Ankara Branch, Transatlantic Turkey Ltd. Şti. - Turkey Ankara Branch, (“Joint sureties together with the Borrower”), shall guarantee the repayment of the capital, interest and all accessories of the loan subject to the Supplementary Contract together with the Borrower, as joint guarantor and acknowledge and undertake that the deficient surety bond will be signed by the joint sureties among with the Borrower at the date this Supplementary Contract’s signature at latest for this purpose.

3.8  The Borrower acknowledges and undertakes that itself and the Group will notify the Bank of the results of the New Well Bore investments to be made during the 12 (twelve) month period following the signing of this Supplementary Contract.  Notifications will include details of well properties, actual amount of investment, whether or not any production is obtained as a result of boring, production projections in case of production, and the effect on the reserves. This Contract, consisting of three (3) parts, has been issued and signed between the Parties in two (2) copies.

EK: Ödeme Planı		ANNEX: Payment Plan

KREDĺ ALAN TRANSATLANTİC EXPLORATİON MEDĺTERRANEAN INTERNATIONAL PTY LTD. MERKEZĺ AVUSTRALYA TÜRKĺYE ANKARA ŞUBESĺ		BORROWER TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD. INCORPORATED IN AUSTRALIA, TURKEY ANKARA BRANCH

Sicil (veya Oda) Numarasi:	ANKARA – 383993	Register (or Chamber) Number:	ANKARA - 383993
Internet Sitesi:		Website:
Telefon	0312-9391950	Phone	0312-9391950
Numarasi:		number:
Adres:	ĺran Caddesi Karum ĺş Merkezi No:21 F Blok Kat:5 No: 427 Kavaklıdere Çankaya / Ankara Posta Kodu : 06680	Address:	ĺran Caddesi Karum İş Merkezi No:21 F Blok Kat:5 No: 427 Kavaklıdere Çankaya / Ankara Postcode : 06680
İmza:		Signature:
Ad:		Name:
Unvan:		Title:

BANKA		BANK
DENİZBAN A.Ş.		DENİZBANK A.Ş.
Sicil	368587/316169	Registry	368587/316169
Numarası:		Number:
Internet	www.denizbank.com	Website:	www.denizbank.com
Sitesi:
Telefon Numarası:	444 0 800	Phone Number:	444 0 800

Adres:	Büyükdere Cad. No:141 34394 Esentepe/ĺstanbul	Address:	Büyükdere Cad. No:141 34394 Esentepe / ĺstanbul
ĺmza huzurumda atıldı ve müşteri bilgileri teyit edildi.		The Paper were signed in my presence and customer information has been verified.
Ad Soyad:		Name
Surname:
İmza:		Signature:
Unvan:		Title:
Şube Adı:	OSTİM TİCARİ MERKEZ ŞUBE	Branch Name:	OSTİM COMMERCIAL CENTRAL BRANCH
İmza Yetkili Ad		Authorised
Soyad		Signatory
Name
Surname
Yetkili İmzalar		Authorised

Signatures

İşbu Ek Sözleşmenin bir nüshası tarafıma teslim edilmiş olup, erken geri ödeme ve kredi kullandırım komisyonu dahil yukarıda belirtilen tüm hususlar talep ettiğim ve Banka ile mutabık kaldığım kredi esaslarına uygundur.

I received a copy of this Additional Contract and all elements including the early payment and credit usage commission is consistent with the credit provisions I have requested and agreed with the Bank.

KREDİ ALAN	BORROWER
TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD. MERKEZİ AVUSTRALYA TÜRKİYE ANKARA ŞUBES	TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD. INCORPORATED IN AUSTRALIA, TURKEY ANKARA BRANCH

İmza:	Signature: